Exhibit 10.8

GUARANTY

GUARANTY, dated as of January 26, 2006 (this “Guaranty”), by AMC ENTERTAINMENT INC. (the “Company”) and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 24 (Additional Guarantors) hereof (each a “Subsidiary Guarantor” and, together with the Company, collectively, the “Guarantors” and individually a “Guarantor”), in favor of the Administrative Agent, the Mexican Facility Agent, each Lender, each Issuer and each other holder of an Obligation (as each such term is defined in the Credit Agreement referred to below) (each, a “Guarantied Party” and, collectively, the “Guarantied Parties”).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, dated as of January 26, 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms defined therein and used herein having the meanings given to them in the Credit Agreement), among the Company, Grupo Cinemex, S.A. de C.V., a corporation organized under the laws of Mexico, Cadena Mexicana de Exhibición, S.A. de C.V., a corporation organized under the laws of Mexico, the Lenders and Issuers party thereto, Citicorp North America, Inc., as agent for the Lenders and Issuers (in such capacity, the “Administrative Agent”), and Banco Nacional de Mexico, S.A., Integrante del Grupo Financiero Banamex, as agent for the Lenders under the Mexican Facility, the Lenders and Issuers have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, each Subsidiary Guarantor is a direct or indirect Subsidiary of the Company;

WHEREAS, each Guarantor will receive substantial direct and indirect benefits from the making of the Loans, the issuance of the Letters of Credit and the granting of the other financial accommodations to the Borrowers under the Credit Agreement; and

WHEREAS, a condition precedent to the obligation of the Lenders and the Issuers to make their respective extensions of credit to the Borrowers under the Credit Agreement is that the Guarantors shall have executed and delivered this Guaranty for the benefit of the Guarantied Parties;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1                     Guaranty

(a)                                  To induce the Lenders to make the Loans and the Issuers to issue Letters of Credit, each Guarantor hereby absolutely, unconditionally and irrevocably guarantees, jointly with the other Guarantors and severally, as primary obligor and not merely as surety, the full and punctual payment when due and in the currency due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance herewith or any other Loan Document, of all the Obligations (other than, in the case of the Company, the Company’s

Obligations as a Borrower), whether or not from time to time reduced or extinguished or hereafter increased or incurred, whether or not recovery may be or hereafter may become barred by any statute of limitations, whether or not enforceable as against any Borrower, whether now or hereafter existing, and whether due or to become due, including principal, interest (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding under the Bankruptcy Code, or any applicable provisions of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding), fees and costs of collection.  This Guaranty constitutes a guaranty of payment and not of collection.

(b)                                 Each Guarantor further agrees that, if (i) any payment made by any Borrower or any other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or (ii) the proceeds of Collateral are required to be returned by any Guarantied Party to any Borrower, its estate, trustee, receiver or any other party, including any Guarantor, under any bankruptcy law, equitable cause or any other Requirement of Law, then, to the extent of such payment or repayment, any such Guarantor’s liability hereunder (and any Lien or other Collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made.  If, prior to any of the foregoing, this Guaranty shall have been cancelled or surrendered (and if any Lien or other Collateral securing such Guarantor’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such Lien or other Collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Guarantor in respect of the amount of such payment (or any Lien or other Collateral securing such obligation).

Section 2                     Limitation of Guaranty

Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount of the Obligations for which any Subsidiary Guarantor shall be liable shall not exceed the maximum amount for which such Subsidiary Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Subsidiary Guarantor, subject to avoidance under applicable law relating to fraudulent conveyance or fraudulent transfer (including Section 548 of the Bankruptcy Code or any applicable provisions of comparable state law) (collectively, “Fraudulent Transfer Laws”), in each case after giving effect (a) to all other liabilities of such Subsidiary Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Subsidiary Guarantor in respect of intercompany Indebtedness to any Borrower to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Subsidiary Guarantor hereunder) and (b) to the value as assets of such Subsidiary Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights held by such Subsidiary Guarantor pursuant to (i) applicable Requirements of Law, (ii) Section 3 (Contribution) of this Guaranty or (iii) any other Contractual Obligations providing for an equitable allocation among such Subsidiary Guarantor and other Subsidiaries or Affiliates of the Company of obligations arising under this Guaranty or other guaranties of the Obligations by such parties.

Section 3                     Contribution

To the extent that any Subsidiary Guarantor shall be required hereunder to pay a portion of the Obligations exceeding the greater of (a) the amount of the economic benefit actually received by such Subsidiary Guarantor from the Loans and the other financial accommodations provided to the Borrowers under the Loan Documents and (b) the amount such Subsidiary Guarantor would otherwise have paid if such Subsidiary Guarantor had paid the aggregate amount of the Obligations (excluding the amount thereof repaid by the Borrowers) in the same proportion as such Subsidiary Guarantor’s net worth at the date enforcement is sought hereunder bears to the aggregate net worth of all the Subsidiary Guarantors at the date enforcement is sought hereunder, then such Guarantor shall be reimbursed by such other Subsidiary Guarantors for the amount of such excess, pro rata, based on the respective net worths of such other Subsidiary Guarantors at the date enforcement hereunder is sought.

Section 4                     Authorization; Other Agreements

The Guarantied Parties are hereby authorized, without notice to, or demand upon, any Guarantor, which notice and demand requirements each are expressly waived hereby, and without discharging or otherwise affecting the obligations of such Guarantor hereunder (which obligations shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time, to do each of the following:

(a)                                  supplement, renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Obligations, or any part of them, or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument (including the other Loan Documents) now or hereafter executed by any Borrower and delivered to the Guarantied Parties or any of them, including any increase or decrease of principal or the rate of interest thereon;

(b)                                 waive or otherwise consent to noncompliance with any provision of any instrument evidencing the Obligations, or any part thereof, or any other instrument or agreement in respect of the Obligations (including the other Loan Documents) now or hereafter executed by any Borrower and delivered to the Guarantied Parties or any of them;

(c)                                  accept partial payments on the Obligations;

(d)                                 receive, take and hold additional security or collateral for the payment of the Obligations or any part of them and exchange, enforce, waive, substitute, liquidate, terminate, abandon, fail to perfect, subordinate, transfer, otherwise alter and release any such additional security or collateral;

(e)                                  settle, release, compromise, collect or otherwise liquidate the Obligations or accept, substitute, release, exchange or otherwise alter, affect or impair any security or collateral for the Obligations or any part of them or any other guaranty therefor, in any manner;

(f)                                    add, release or substitute any one or more other guarantors, makers or endorsers of the Obligations or any part of them and otherwise deal with any Borrower or any other guarantor, maker or endorser;

(g)                                 apply to the Obligations any payment or recovery (x) from any Borrower, from any other guarantor, maker or endorser of the Obligations or any part of them or (y) from any Guarantor in such order as provided herein, in each case whether such Obligations are secured or unsecured or guaranteed or not guaranteed by others;

(h)                                 apply to the Obligations any payment or recovery from any Guarantor of the Obligations or any sum realized from security furnished by such Guarantor upon its indebtedness or obligations to the Guarantied Parties or any of them, in each case whether or not such indebtedness or obligations relate to the Obligations; and

(i)                                     refund at any time any payment received by any Guarantied Party in respect of any Obligation, and payment to such Guarantied Party of the amount so refunded shall be fully guaranteed hereby even though prior thereto this Guaranty shall have been cancelled or surrendered (or any release or termination of any Collateral by virtue thereof), and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any Guarantor hereunder in respect of the amount so refunded (and any Collateral so released or terminated shall be reinstated with respect to such obligations);

even if any right of reimbursement or subrogation or other right or remedy of any Guarantor is extinguished, affected or impaired by any of the foregoing (including any election of remedies by reason of any judicial, non-judicial or other proceeding in respect of the Obligations that impairs any subrogation, reimbursement or other right of such Guarantor).

Section 5                     Guaranty Absolute and Unconditional

Each Guarantor hereby waives to the fullest extent permitted by applicable law any defense of a surety or guarantor or any other obligor on any obligations arising in connection with or in respect of any of the following and hereby agrees that its obligations under this Guaranty are absolute and unconditional and shall not be discharged or otherwise affected as a result of any of the following:

(a)                                  the invalidity or unenforceability of any of the Borrowers’ obligations under the Credit Agreement or any other Loan Document or any other agreement or instrument relating thereto, or any security for, or other guaranty of the Obligations or any part of them, or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations or any part of them;

(b)                                 the absence of any attempt to collect the Obligations or any part of them from any Borrower or other action to enforce the same;

(c)                                  failure by any Guarantied Party to take any steps to perfect and maintain any Lien on, or to preserve any rights to, any Collateral;

(d)                                 any Guarantied Party’s election, in any proceeding instituted under chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code or any applicable provisions of comparable state or foreign law;

(e)                                  any borrowing or grant of a Lien by any Borrower, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code or any applicable provisions of comparable state or foreign law;

(f)                                    the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of any Guarantied Party’s claim (or claims) for repayment of the Obligations;

(g)                                 any use of cash collateral under Section 363 of the Bankruptcy Code;

(h)                                 any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding;

(i)                                     the avoidance of any Lien in favor of the Guarantied Parties or any of them for any reason;

(j)                                     any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Borrower, any Guarantor or any other Subsidiary of any Borrower, including any discharge of, or bar or stay against collecting, any Obligation (or any part of them or interest thereon) in or as a result of any such proceeding;

(k)                                  failure by any Guarantied Party to file or enforce a claim against any Borrower or its estate in any bankruptcy or insolvency case or proceeding;

(l)                                     any action taken by any Guarantied Party if such action is authorized hereby;

(m)                               any election following the occurrence of an Event of Default by any Guarantied Party to proceed separately against the personal property Collateral in accordance with such Guarantied Party’s rights under the UCC or, if the Collateral consists of both personal and real property, to proceed against such personal and real property in accordance with such Guarantied Party’s rights with respect to such real property;

(n)                                 any change in the corporate existence or structure of any Borrower or any other Loan Party;

(o)                                 any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Guarantor or any other Person against any Guarantied Party;

(p)                                 any Requirement of Law affecting any term of any Guarantor’s obligations under this Guaranty; or

(q)                                 any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor or any other obligor on any obligations, other than the payment in full of the Obligations.

Section 6                     Waivers

Each Guarantor hereby waives diligence, promptness, presentment, demand for payment or performance and protest and notice of protest, notice of acceptance and any other notice in respect of the Obligations or any part of them, and any defense arising by reason of any disability or other defense of the Borrowers.  Each Guarantor shall not, until the Obligations (other than contingent indemnification obligations as to which no claim is pending) are irrevocably paid in full and the Commitments have been terminated, assert any claim or counterclaim it may have against any Borrower or set off any of its obligations to any Borrower against any obligations of such Borrower to it.  In connection with the foregoing, each Guarantor covenants that its obligations hereunder shall not be discharged, except by complete performance.

Section 7                     Reliance

Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrowers and any endorser and other guarantor of all or any part of the Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that no Guarantied Party shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances.  In the event any Guarantied Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Guarantied Party shall be under no obligation (a) to undertake any investigation not a part of its regular business routine, (b) to disclose any information that such Guarantied Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) to make any other or future disclosures of such information or any other information to any Guarantor.

Section 8                     Waiver of Subrogation and Contribution Rights

Until the Obligations (other than contingent indemnification obligations as to which no claim is pending) have been irrevocably paid in full and the Commitments have been terminated, the Guarantors shall not enforce or otherwise exercise any right of subrogation to any of the rights of the Guarantied Parties or any part of them against the Borrowers or any right of reimbursement or contribution or similar right against the Borrowers by reason of this Guaranty or by any payment made by any Guarantor in respect of the Obligations.

Section 9                     Subordination

Each Guarantor hereby agrees that any Indebtedness of the Borrowers now or hereafter owing to any Guarantor, whether heretofore, now or hereafter created (the “Guarantor Subordinated Debt”), is hereby subordinated to all of the Obligations and that, upon the occurrence and during the continuance of an Event of Default, the Guarantor Subordinated Debt shall not be paid in whole or in part until the Obligations have been paid in full and this Guaranty is terminated and of no further force or effect.  No Guarantor shall accept any payment of or on account of any Guarantor Subordinated Debt at any time in contravention of the foregoing.  Upon the occurrence and during the continuance of an Event of Default, the Borrowers shall pay to the Administrative Agent any payment of all or any part of the Guarantor Subordinated Debt and any amount so paid to the Administrative Agent shall be applied to payment of the Obligations as provided in Section 2.13(f) (Payments and Computations) of the Credit Agreement.  Each payment on the Guarantor Subordinated Debt received in violation of any of the provisions hereof shall be deemed to have been received by such Guarantor as trustee for the Guarantied Parties and shall be paid over to the Administrative Agent immediately on account of the Obligations, but without otherwise affecting in any manner such Guarantor’s liability hereof.  Each Guarantor agrees to file all claims against the Borrowers in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Guarantor Subordinated Debt, and the Administrative Agent shall be entitled to all of such Guarantor’s rights thereunder.  If for any reason a Guarantor fails to file such claim at least ten Business Days prior to the last date on which such claim should be filed, such Guarantor hereby irrevocably appoints the Administrative Agent as its true and lawful attorney-in-fact and is hereby authorized to act as attorney-in-fact in such Guarantor’s name to file such claim or, in the Administrative Agent’s discretion, to assign such claim to and cause proof of claim to be filed in the name of the Administrative Agent or its nominee.  In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Administrative Agent the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, each Guarantor hereby assigns to the Administrative Agent all of such Guarantor’s rights to any payments or distributions to which such Guarantor otherwise would be entitled.  If the amount so paid is greater than such Guarantor’s liability hereunder, the Administrative Agent shall pay the excess amount to the party entitled thereto.  In addition, each Guarantor hereby irrevocably appoints the Administrative Agent as its attorney-in-fact to exercise all of such Guarantor’s voting rights in connection with any bankruptcy proceeding or any plan for the reorganization of such Borrower.

Section 10              Default; Remedies

The obligations of each Guarantor hereunder are independent of and separate from the Obligations.  If any Obligation is not paid when due, or upon any Event of Default hereunder or upon any default by any Borrower as provided in any other instrument or document evidencing all or any part of the Obligations, the Administrative Agent may, at its sole election, proceed directly and at once, without notice, against any Guarantor to collect and recover the full amount or any portion of the Obligations then due, without first proceeding against such Borrower or any other guarantor of the Obligations, or against any Collateral under the Loan Documents or joining such Borrower or any other guarantor in any proceeding against any Guarantor.

Section 11              Irrevocability

This Guaranty shall be irrevocable as to the Obligations (or any part thereof) until the Commitments have been terminated and all monetary Obligations then outstanding have been irrevocably repaid in cash, at which time this Guaranty shall automatically be cancelled.  Upon such cancellation and at the written request of any Guarantor or its successors or assigns, and at the cost and expense of such Guarantor or its successors or assigns, the Administrative Agent shall execute in a timely manner a satisfaction of this Guaranty and such instruments, documents or agreements as are necessary or desirable to evidence the termination of this Guaranty.

Section 12              Setoff

Upon the occurrence and during the continuance of an Event of Default, each Guarantied Party and each Affiliate of a Guarantied Party may, without notice to any Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Obligations (a) any indebtedness due or to become due from such Guarantied Party or Affiliate to such Guarantor and (b) any moneys, credits or other property belonging to such Guarantor, at any time held by, or coming into, the possession of such Guarantied Party or Affiliate.

Section 13              No Marshalling

Each Guarantor consents and agrees that no Guarantied Party or Person acting for or on behalf of any Guarantied Party shall be under any obligation to marshal any assets in favor of any Guarantor or against or in payment of any or all of the Obligations.

Section 14              Enforcement; Waivers; Amendments

(a) No delay on the part of any Guarantied Party in the exercise of any right or remedy arising under this Guaranty, the Credit Agreement, any other Loan Document or otherwise with respect to all or any part of the Obligations, the Collateral or any other guaranty of or security for all or any part of the Obligations shall operate as a waiver thereof, and no single or partial exercise by any such Person of any such right or remedy shall preclude any further exercise thereof.  Failure by any Guarantied Party at any time or times hereafter to require strict performance by any Borrower, any Guarantor, any other guarantor of all or any part of the Obligations or any other Person of any provision, warranty, term or condition contained in any Loan Document now or at any time hereafter executed by any such Persons and delivered to any Guarantied Party shall not waive, affect or diminish any right of any Guarantied Party at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act (except by a written instrument pursuant to Section 14(b)) or knowledge of any Guarantied Party, or its respective agents, officers or employees.  No waiver of any Event of Default by any Guarantied Party shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion, and no action by any Guarantied Party permitted hereunder shall in any way affect or impair any Guarantied Party’s rights and remedies or the obligations of any Guarantor under this Guaranty.  Any determination by a court of competent jurisdiction of the amount of any principal or interest owing by any Borrower to a Guarantied Party shall be conclusive and binding on each Guarantor irrespective of whether such Guarantor was a party to the suit or action in which such determination was made.

(b) None of the terms or provisions of this Guaranty may be waived, amended, supplemented or modified except in accordance with Section 11.1 (Amendments, Waivers, Etc.) of the Credit Agreement.

Section 15              Successors and Assigns

This Guaranty shall be binding upon each Guarantor and upon the successors and assigns of such Guarantors and shall inure to the benefit of the Guarantied Parties and their respective successors and assigns; all references herein to the Borrowers and to the Guarantors shall be deemed to include their respective successors and assigns.  The successors and assigns of the Guarantors and the Borrowers shall include, without limitation, their respective receivers, trustees and debtors-in-possession.  All references to the singular shall be deemed to include the plural where the context so requires.

Section 16              Representations and Warranties; Covenants

Each Guarantor hereby (a) represents and warrants that the representations and warranties as to it made by the Borrowers in Article IV (Representations and Warranties) of the Credit Agreement are true and correct on each date as required by Section 3.2(b)(i) and (ii) (Conditions Precedent to Each Loan and Letter of Credit) of the Credit Agreement and (b) agrees to take, or refrain from taking, as the case may be, each action necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor.

Section 17              Governing Law

This Guaranty and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 18              Submission to Jurisdiction; Service of Process

(a)                                  Any legal action or proceeding with respect to this Guaranty, and any other Loan Document, may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

(b)                                 Each Guarantor hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Guaranty or any other Loan Document by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to such Guarantor care of the Company at the Company’s address specified in Section 11.8 (Notices, Etc.) of the Credit Agreement.  Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)                                  Nothing contained in this Section 18 (Submission to Jurisdiction; Service of Process) shall affect the right of the Administrative Agent or any other Guarantied Party to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against a Guarantor in any other jurisdiction.

(d)                                 If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.

Section 19              Waiver of Judicial Bond

To the fullest extent permitted by applicable law, the Guarantor waives the requirement to post any bond that otherwise may be required of any Guarantied Party in connection with any judicial proceeding to enforce such Guarantied Party’s rights to payment hereunder, security interest in or other rights to the Collateral or in connection with any other legal or equitable action or proceeding arising out of, in connection with, or related to this Guaranty and the Loan Documents to which it is a party.

Section 20              Certain Terms

The following rules of interpretation shall apply to this Guaranty: (a) the terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Guaranty as a whole and not to any particular Article, Section, subsection or clause in this Guaranty, (b) unless otherwise indicated, references herein to an Exhibit, Article, Section, subsection or clause refer to the appropriate Exhibit to, or Article, Section, subsection or clause in this Guaranty and (c) the term “including” means “including without limitation” except when used in the computation of time periods.

Section 21              Waiver of Jury Trial

EACH OF THE ADMINISTRATIVE AGENT, THE OTHER GUARANTIED PARTIES AND EACH GUARANTOR IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY AND ANY OTHER LOAN DOCUMENT.

Section 22              Notices

Any notice or other communication herein required or permitted shall be given as provided in Section 11.8 (Notices, Etc.) of the Credit Agreement and, in the case of any Guarantor, to such Guarantor in care of the Company.

Section 23              Severability

Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

Section 24              Additional Guarantors

Each of the Guarantors agrees that, if, pursuant to Section 7.11(a) (Additional Collateral and Guaranties) of the Credit Agreement, the Company shall be required to cause any Subsidiary thereof that is not a Guarantor to become a Guarantor hereunder, or if for any reason the Company desires any such Subsidiary to become a Guarantor hereunder, such Subsidiary shall execute and deliver to the Administrative Agent a Guaranty Supplement in substantially the form of Exhibit A (Guaranty Supplement) attached hereto and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Guarantor party hereto on the Closing Date.

Section 25              Release of Guarantors

At the request and sole expense of the Company, and subject to Section 11.1(a)(ix) of the Credit Agreement, a Subsidiary Guarantor shall be released from this Guaranty and its obligations hereunder upon the consummation of any sale or other disposition of such Subsidiary Guarantor or designation of such Subsidiary Guarantor as an Unrestricted Subsidiary, in each case permitted by the Credit Agreement; provided, however, that no such release shall occur if such Guarantor is a guarantor in respect of any Indebtedness of any Domestic Loan Party.  The Administrative Agent will, at the Company’s sole expense, execute and deliver to the

Company such documents as the Company shall reasonably request to evidence the release of such Subsidiary Guarantor from its Guaranty Obligations pursuant to this Section 25; provided, however, that the Company shall have delivered to the Administrative Agent, at least five Business Days prior to the date of the proposed release, a written request therefor and a certificate from a Responsible Officer of the Company to the effect that such sale, disposition or designation is in compliance with the Loan Documents.  The Administrative Agent shall be authorized to rely on any such certificate without independent investigation.

Section 26              Collateral

Each Guarantor hereby acknowledges and agrees that its obligations under this Guaranty are secured pursuant to the terms and provisions of the Collateral Documents executed by it in favor of the Administrative Agent, for the benefit of the Secured Parties, and covenants that it shall not grant any Lien with respect to its Property in favor, or for the benefit, of any Person other than the Administrative Agent, for the benefit of the Secured Parties except as otherwise permitted by Section 8.2 (Liens, etc.) of the Credit Agreement.

Section 27              Costs and Expenses

In accordance with the provisions of Section 11.3 (Costs and Expenses) of the Credit Agreement, each Guarantor agrees to pay or reimburse the Administrative Agent and each of the other Guarantied Parties upon demand for all out-of-pocket costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel and costs of settlement), incurred by the Administrative Agent and such other Guarantied Parties in enforcing this Guaranty against such Guarantor or any security therefor or exercising or enforcing any other right or remedy available in connection herewith or therewith.

Section 28              Waiver of Consequential Damages

EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGE IN ANY LEGAL ACTION OR PROCEEDING IN RESPECT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT.

Section 29              Entire Agreement

This Guaranty, taken together with all of the other Loan Documents executed and delivered by the Guarantors, represents the entire agreement and understanding of the parties hereto and supersedes all prior understandings, written and oral, relating to the subject matter hereof.

Section 30              Counterparts

This Guaranty may be executed in any number of separate counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are attached to the same document.  Delivery of an executed counterpart by facsimile transmission or electronic mail shall be effective as delivery of a manually executed counterpart.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Guaranty has been duly executed by the Guarantors as of the day and year first set forth above.

AMC ENTERTAINMENT INC.

By:	/s/ Craig R. Ramsey
Name: Craig R. Ramsey
Title: Executive Vice President and Chief Executive Officer

EACH GUARANTOR LISTED ON SCHEDULE I HERETO

By:	/s/ Craig R. Ramsey
Name: Craig R. Ramsey
Title: Executive Vice President and Chief Executive Officer

DOWNTOWN BOSTON CINEMAS, LLC
LOEWS NORTH VERSAILLES CINEMAS, LLC
LOEWS PLAINVILLE CINEMAS, LLC
METHUEN CINEMAS, LLC
OHIO CINEMAS, LLC
RICHMOND MALL CINEMAS, LLC
SPRINGFIELD CINEMAS, LLC
WATERFRONT CINEMAS, LLC

By: Plitt Theatres, Inc., the Sole Member

By:	/s/ Craig R. Ramsey
Name: Craig R. Ramsey
Title: Executive Vice President and Chief Executive Officer

GATEWAY CINEMAS, LLC
LEWISVILLE CINEMAS, LLC
LOEWS GARDEN STATE CINEMAS, LLC

By: RKO Century Warner Theatres, Inc., the Sole Member

By:	/s/ Craig R. Ramsey
Name: Craig R. Ramsey
Title: Executive Vice President and Chief Executive Officer

[SIGNATURE PAGE TO GUARANTY]

LOEWS CINEPLEX U.S. CALLCO, LLC

By: Loews Cineplex Theatres, Inc., the Sole Member

By:	/s/ Craig R. Ramsey
Name: Craig R. Ramsey
Title: Executive Vice President and Chief Executive Officer

LOEKS-STAR PARTNERS

By: Star Theatres of Michigan, Inc., a General Partner

By:	/s/ Craig R. Ramsey
Name: Craig R. Ramsey
Title: Executive Vice President and Chief Executive Officer

MAGIC JOHNSON THEATERS LIMITED PARTERSHIP

By: S & J Theatres, Inc., its General Partner

By:	/s/ Craig R. Ramsey
Name: Craig R. Ramsey
Title: Executive Vice President and Chief Executive Officer

ACKNOWLEDGED AND AGREED
as of the date first above written:

CITICORP NORTH AMERICA, INC.
as Administrative Agent

By:	/s/ Rob Ziemer
Name: Rob Ziemer
Title: Vice President

SCHEDULE I

AMC CARD PROCESSING SERVICES, INC.

AMC ENTERTAINMENT INTERNATIONAL, INC.

AMC REALTY, INC.

AMC-GCT, INC.

AMERICAN MULTI -CINEMA, INC.

CENTERTAINMENT, INC.

CLUB CINEMA OF MAZZA, INC.

GCT PACIFIC BEVERAGE SERVICES, INC.

NATIONAL CINEMA NETWORK, INC.

PREMIUM CINEMA OF YORKTOWN, INC.

PREMIUM THEATER OF FRAMINGHAM, INC.

PREMIUM THEATRE OF MAYFAIR, INC.

71ST & 3RD AVE. CORP.

BRICK PLAZA CINEMAS, INC.

CITYPLACE CINEMAS, INC.

CRESCENT ADVERTISING CORPORATION

CRESTWOOD CINEMAS, INC.

ETON AMUSEMENT CORPORATION

FALL RIVER CINEMA, INC.

FARMERS CINEMAS, INC.

FORTY-SECOND STREET CINEMAS, INC.

FOUNTAIN CINEMAS, INC.

HAWTHORNE AMUSEMENT CORPORATION

HINSDALE AMUSEMENT CORPORATION

ILLINOIS CINEMAS, INC.

JERSEY GARDEN CINEMAS, INC.

KIPS BAY CINEMAS, INC.

LANCE THEATRE CORPORATION

LCE ACQUISITIONSUB, INC.

LCE MEXICAN HOLDINGS, INC.

LIBERTY TREE CINEMA CORP.

LOEKS ACQUISITION CORP.

LOEWS AKRON CINEMAS, INC.

LOEWS ARLINGTON CINEMAS, INC.

LOEWS ARLINGTON WEST CINEMAS, INC.

LOEWS ASTOR PLAZA CINEMAS, INC.

LOEWS BALTIMORE CINEMAS, INC.

LOEWS BAY TERRACE CINEMAS, INC.

LOEWS BEREA CINEMAS, INC.

LOEWS BOULEVARD CINEMAS, INC.

LOEWS BRISTOL CINEMAS, INC.

LOEWS BROADWAY CINEMAS, INC.

LOEW’S CALIFORNIA THEATRES, INC.

LOEWS CENTERPARK CINEMAS, INC.

LOEWS CENTURY MALL CINEMAS, INC.

LOEWS CHERI CINEMAS, INC.

LOEWS CHERRY TREE MALL CINEMAS, INC.

LOEWS CHICAGO CINEMAS, INC.

LOEWS CINEPLEX ENTERTAINMENT CORPORATION

LOEWS CINEPLEX ENTERTAINMENT GIFT CARD CORPORATION

LOEWS CINEPLEX INTERNATIONAL HOLDINGS, INC.

LOEWS CINEPLEX THEATRES, INC.

LOEWS CINEPLEX THEATRES HOLDCO, INC.

LOEWS CITYWALK THEATRE CORPORATION

LOEWS CONNECTICUT CINEMAS, INC.

LOEWS CRYSTAL RUN CINEMAS, INC.

LOEWS DEAUVILLE NORTH CINEMAS, INC.

LOEWS EAST HANOVER CINEMAS, INC.

LOEWS EAST VILLAGE CINEMAS, INC.

LOEWS ELMWOOD CINEMAS, INC.

LOEWS FORT WORTH CINEMAS, INC.

LOEWS FREEHOLD MALL CINEMAS, INC.

LOEWS FRESH POND CINEMAS, INC.

LOEWS GREENWOOD CINEMAS, INC.

LOEWS HOUSTON CINEMAS, INC.

LOEWS LAFAYETTE CINEMAS, INC.

LOEWS LEVITTOWN CINEMAS, INC.

LOEWS LINCOLN PLAZA CINEMAS, INC.

LOEWS LINCOLN THEATRE HOLDING CORP.

LOEWS MEADOWLAND CINEMAS 8, INC.

LOEWS MEADOWLAND CINEMAS, INC.

LOEWS MERRILLVILLE CINEMAS, INC.

LOEWS MONTGOMERY CINEMAS, INC.

LOEWS MOUNTAINSIDE CINEMAS, INC.

LOEWS NEW JERSEY CINEMAS, INC.

LOEWS NEWARK CINEMAS, INC.

LOEWS ORPHEUM CINEMAS, INC.

LOEWS PALISADES CENTER CINEMAS, INC.

LOEWS PENTAGON CITY CINEMAS, INC.

LOEWS PIPER’S THEATRES, INC.

LOEWS RICHMOND MALL CINEMAS, INC.

LOEWS RIDGEFIELD PARK CINEMAS, INC.

LOEWS ROLLING MEADOWS CINEMAS, INC.

LOEWS ROOSEVELT FIELD CINEMAS, INC.

LOEWS STONYBROOK CINEMAS, INC.

LOEWS THEATRE MANAGEMENT CORP.

LOEWS THEATRES CLEARING CORP.

LOEWS TOMS RIVER CINEMAS, INC.

LOEWS TRYLON THEATRE, INC.

LOEWS USA CINEMAS INC.

LOEWS VESTAL CINEMAS, INC.

LOEWS WASHINGTON CINEMAS, INC.

LOEWS WEST LONG BRANCH CINEMAS, INC.

LOEWS-HARTZ MUSIC MAKERS THEATRES, INC.

LTM NEW YORK, INC.

LTM TURKISH HOLDINGS, INC.

MID-STATES THEATRES, INC.

MUSIC MAKERS THEATRES, INC.

NEW BRUNSWICK CINEMAS, INC.

NICKELODEON BOSTON, INC.

NORTH STAR CINEMAS, INC.

PARKCHESTER AMUSEMENT CORPORATION

PARSIPPANY THEATRE CORP.

PLITT SOUTHERN THEATRES, INC.

PLITT THEATRES, INC.

POLI-NEW ENGLAND THEATRES, INC.

PUTNAM THEATRICAL CORPORATION

RED BANK THEATRE CORPORATION

RKO CENTURY WARNER THEATRES, INC.

ROSEMONT CINEMAS, INC.

S & J THEATRES INC.

SACK THEATRES, INC.

SKOKIE CINEMAS, INC.

SOUTH HOLLAND CINEMAS, INC.

STAR THEATRES OF MICHIGAN, INC.

STAR THEATRES, INC.

STROUD MALL CINEMAS, INC.

TALENT BOOKING AGENCY, INC.

THE WALTER READE ORGANIZATION, INC.

THEATRE HOLDINGS, INC.

THIRTY-FOURTH STREET CINEMAS, INC.

U.S.A. CINEMAS, INC.

WEBSTER CHICAGO CINEMAS, INC.

WHITE MARSH CINEMAS, INC.

WOODFIELD CINEMAS, INC.

WOODRIDGE CINEMAS, INC.

EXHIBIT A

TO

GUARANTY

FORM OF GUARANTY SUPPLEMENT

The undersigned hereby agrees to be bound as a Guarantor for purposes of the Guaranty, dated as of January 26, 2006 (the “Guaranty”), among AMC Entertainment Inc. and certain of its Subsidiaries listed on the signature pages thereof and acknowledged by Citicorp North America, Inc., as Administrative Agent, and the undersigned hereby acknowledges receipt of a copy of the Guaranty.  The undersigned hereby represents and warrants that each of the representations and warranties contained in Section 16 (Representations and Warranties; Covenants) of the Guaranty applicable to it is true and correct on and as the date hereof as if made on and as of such date.  Capitalized terms used herein but not defined herein are used with the meanings given them in the Guaranty.

IN WITNESS WHEREOF, the undersigned has caused this Guaranty Supplement to be duly executed and delivered as of                        , 20    .

[NAME OF SUBSIDIARY GUARANTOR]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED
as of the date first above written:

CITICORP NORTH AMERICA, INC.
as Administrative Agent

By:
Name:
Title: